UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2007

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 2.02	Results of Operations and Financial Condition

July 26, 2007 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that net income decreased 8% to $2,784,000 for the three months ended June 30, 2007 as compared to $3,029,000 for the three months ended June 30, 2006. Diluted earnings per share decreased 7% to $0.27 for the three months ended June 30, 2007 as compared to $0.29 for the three months ended June 30, 2006. Revenue increased 7% to $12,170,000 for the three months ended June 30, 2007 as compared to $11,329,000 for the three months ended June 30, 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit #	Description
99.1	Press release dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC. (Registrant)

Date: July 26, 2007	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: July 26, 2007	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description
99.1	Press release dated July 26, 2007.